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                                                                     EXHIBIT 4.2

                              DECLARATION OF TRUST
                                       OF
                           BUDGET GROUP CAPITAL TRUST

     THIS DECLARATION OF TRUST is made as of June 4, 1998 (the "Declaration of Trust"), by and among Budget Group, Inc., a Delaware corporation, as sponsor (the "Sponsor"), The Bank of New York, as trustee (the "Property Trustee"), The Bank of New York (Delaware), as trustee (the "Delaware Trustee"), and Scott R. White, as trustee, Robert L. Aprati, as trustee, and Michael B. Clauer, as trustee (collectively, the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees being hereinafter collectively referred to as the "Trustees"). The Sponsor and The Trustees hereby agree as follows:

     1. The trust created hereby shall be known as Budget Group Capital Trust (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. An amended and restated Declaration of Trust satisfactory to each party to it, in such form as the parties thereto may approve, will be entered into to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital or Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Sponsor, as the sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare one or more offering memoranda or circular in preliminary and final form relating to the offering and sale of Capital or Preferred Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital or Preferred Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital or Preferred Securities of the Trust under
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the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital or Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, dealer manager agreements, escrow agreements, registration rights agreements and other related agreements providing for or relating to the sale of the Capital or Preferred Securities of the Trust.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacity as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or "Blue Sky" laws.

     5.   This Declaration of Trust may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be five and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

     7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     8. The Sponsor hereby agrees to indemnify the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") for, and to hold each Indemnified Person harmless against, any liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.



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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                              BUDGET GROUP, INC.,
                                   as Sponsor


                              By:  /s/ Robert L. Aprati
                                   ---------------------------------------
                                   Name:  Robert L. Aprati
                                   Title: Executive Vice President, General
                                          Counsel and Secretary

                              THE BANK OF NEW YORK,
                                   as Property Trustee


                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


                              THE BANK OF NEW YORK (DELAWARE),
                                   as Delaware Trustee


                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


                                        /s/ Scott R. White
                              --------------------------------------------
                              SCOTT R. WHITE, as Administrative Trustee


                                       /s/ Robert L. Aprati
                              --------------------------------------------
                              ROBERT L. APRATI, as Administrative Trustee


                                      /s/ Michael B. Clauer
                              --------------------------------------------
                              MICHAEL B. CLAUER, as Administrative Trustee


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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                              BUDGET GROUP, INC.,
                                   as Sponsor


                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


                              THE BANK OF NEW YORK,
                                   as Property Trustee


                              By:          /s/ Mary La Gumina
                                   ---------------------------------------
                                   Name:  MARY LA GUMINA
                                   Title: ASSISTANT VICE PRESIDENT


                              THE BANK OF NEW YORK (DELAWARE),
                                   as Delaware Trustee


                              By:          /s/ Frederick W. Clark
                                   ---------------------------------------
                                   Name:   Frederick W. Clark
                                   Title:  Authorized Signatory



                              --------------------------------------------
                              SCOTT R. WHITE, as Administrative Trustee



                              --------------------------------------------
                              ROBERT L. APRATI, as Administrative Trustee



                              --------------------------------------------
                              MICHAEL B. CLAUER, as Administrative Trustee


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